Exhibit 99.2

Clearwater Paper Board of Directors Announces 2-for-1 Stock Split and Stock Repurchase Program

SPOKANE, Wash.--(BUSINESS WIRE)--July 28, 2011--Clearwater Paper Corporation (NYSE:CLW) today announced that its Board of Directors has declared a 2-for-1 split of its common stock. The split will be effected in the form of a stock dividend payable on August 26, 2011, to shareholders of record on August 12, 2011. Shareholders will receive one additional share for each share of common stock held on the record date.

As of today, there are approximately 11,519,260 shares of the company's common stock outstanding. Immediately following the distribution of the stock dividend, there will be approximately 23,038,520 shares of the company's common stock outstanding.

"The Board's action conveys its confidence in the long-term prospects for Clearwater Paper and is a recognition of the significant appreciation in the company’s stock price since our spinoff," said Gordon L. Jones, chairman, president and chief executive officer. "Additionally, we hope the stock split will improve the company's stock liquidity."

Clearwater Paper also announced today that its Board of Directors has authorized the repurchase of up to $30 million of the company's common stock from time to time. Under the stock repurchase program, Clearwater Paper may repurchase shares in the open market or as otherwise may be determined by management, subject to market conditions, business opportunities, and other factors.

“We expect to use the stock repurchase program to help offset dilution from the issuance of shares under the company’s equity incentive plan and to return value to our stockholders. Our strong balance sheet gives us the flexibility to continue to execute our growth strategies while we implement the stock repurchase program,” said Jones.

The company may enter into Rule 10b5-1 plans to facilitate repurchases under the stock repurchase program. The company has no obligation to repurchase shares under this program and may suspend or terminate the program at any time. The company intends to finance any repurchases with cash on hand.

ABOUT CLEARWATER PAPER

Clearwater Paper manufactures quality consumer tissue, away-from-home tissue, parent roll tissue, machine glazed tissue, bleached paperboard, pulp and wood products at 15 manufacturing locations in the U.S. and Canada. The company is a premier supplier of private label tissue to major retailers and wholesale distributors, which include grocery, drug, mass merchants and discount stores. The company also produces bleached paperboard used by quality-conscious printers and packaging converters. Clearwater Paper's more than 4,000 employees build shareholder value by developing strong customer partnerships through quality and service.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the long-term prospects for Clearwater Paper, improvements to the company’s stock liquidity following the stock split, the expected number of shares to be outstanding following the stock split, the dollar value of shares repurchased through the stock repurchase program, the condition of our balance sheet and the execution of our growth strategies. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, fluctuations and volatility in the company’s stock price; risks and uncertainties arising from difficulties with the integration process or the realization of the benefits expected from the acquisition of Cellu Tissue; the company's ability to complete its new facilities; customers' product preferences; market acceptance of product price increases and competitive pricing pressure for the company's products; changes in the United States and international economies; changes in raw material and energy costs; cyclical industry conditions; loss of a large customer; changes in the Alternative Fuel Mixture Tax Credit or Cellulosic Biofuel Producer Credit regulations and the company's eligibility for such tax credits; changes in transportation costs and disruptions in transportation services; unanticipated manufacturing disruptions; changes in general and industry-specific laws and regulations; unforeseen environmental liabilities or expenditures; labor disruptions; and other risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements.

For additional information on Clearwater Paper, please visit our website at www.clearwaterpaper.com.

CONTACT:
Clearwater Paper Corporation
Matt Van Vleet, 509-344-5912 (News Media)
Linda Massman, CFO, 509-344-5905
or
IR Sense
Sean Butson, 509-344-5906 (Investors)